Wizzard Software to Acquire Libsyn - Largest Podcasting Network in the World

PITTSBURGH--(BUSINESS WIRE) October 26, 2006 Wizzard Software (OTCBB: WIZD) announced today that it has agreed to acquire Libsyn, the world's largest podcasting network. Following the acquisition, Libsyn will maintain its independence and continue to grow its successful brand and loyal podcasting community, empowering podcasting everywhere.

The Libsyn network broadcasts over 42 million podcast downloads per month to at least 13 million people worldwide. In 2006 alone, Libsyn has had over 360 million audio and video podcast downloads. "Just this month, our network has broadcast over 7 million hours of content and that does not even include traffic from our newly launched LibsynPro business service," says Dave Chekan, CEO and co-founder of Libsyn. "We've had several investment offers in the past and we chose Wizzard due to its expertise in speech technology, its passion for podcasting and its desire to make money for our independent content creators."

"Libsyn is on a mission to empower the content creator in this new age of independent media by creating unique opportunities to share advertising revenues with its podcasters," says Chris Spencer, CEO of Wizzard Software. "By joining forces, we can provide Libsyn with the operating capital it needs to continue its impressive growth, increase capacity and maintain its dominant status in the industry while at the same time expand our revenues by helping podcasters monetize their shows through unique advertising and sponsorship engagements.

The acquisition combines the world's largest and fastest growing podcast network with Wizzard's expertise in speech technology integration, creating a powerful new service for podcasters worldwide. The combined companies will focus on providing independent content creators with comprehensive search engine indexing, transcription and blogging integration and new tools so that they may better attract advertisers and sponsors allowing them to reach highly-targeted audiences with more relevant advertising and promotional opportunities.

Libsyn will continue to be headquartered in Pittsburgh, PA and all Libsyn management and employees will remain with the company. Both company's board of directors have approved this transaction, which is subject to customary closing conditions, and is scheduled to close in the fourth quarter. Terms of the deal will be disclosed in SEC filings in the near future.

About Libsyn:

Founded in 2004, Liberated Syndication (Libsyn) provides podcast hosting services, comprehensive media distribution statistics and powerful tools enabling individuals worldwide to create, manage and promote their podcasts. Liberated Syndication powers close to 5000 independent content creators, distributes over a million media files per day and provides business class services with LibsynPro. Libsyn continues to fight for the rights of the independent content creator supplying the core foundation for this new media revolution. For more information, visit www.libsyn.com.


About Wizzard Software:

Founded in 1996, Wizzard Software has become a leader in the speech technology application development market. Wizzard architects solutions to business problems using its expertise in consulting, speech development tools and building speech based applications for the Desktop and Internet. Wizzard has achieved global recognition because of its expertise with voice communication whether it is via computer or telephone. Wizzard's successes have lead to expanding speech technology opportunities in both the government and commercial sectors including several healthcare industry products and services. For more information, visit www.wizzardsoftware.com.

Legal Notice

Legal Notice Regarding Forward-Looking Statements: "Forward-looking Statements" as defined in the Private Securities litigation Reform Act of 1995 may be included in this news release. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to risks associated with changes in general economic and business conditions, actions of our competitors, the extent to which we are able to develop new services and markets for our services, the time and expense involved in such development activities, the level of demand and market acceptance of our services, changes in our business strategies and acts of terror against the United States.

Media Contact:

Danielle Lewis (412-621-0902)
Wizzard Software Corp.

Investor Relations Contact:

Arthur Douglas and Associates
Art Batson (407-478-1120)

Or

Ibis Consulting Group, LLC
Dina Lyaskovets
Stephen Lee Gjolme
949-852-8434